                                  EXHIBIT 99.3
        UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET OF REGISTRANT (1)


                                                                                        Proforma                 Proforma
                                                                    08/31              Adjustments                 08/31
                                                                 (Unaudited)           (Unaudited)              (Unaudited)
                                                                ---------------       ------------             ------------
        Assets
Current Assets:
        Cash                                                     $     97,282         $  2,900,000 (2)(4)      $  2,997,282
        Restricted cash                                             2,800,000         $ (2,800,000)   (4)                 0
        Accounts Receivable, trade                                 18,817,670                                    18,817,670
        Notes receivable                                                                 197,845      (2)           197,845
        Inventories                                                16,878,718                                    16,878,718
        Deferred income taxes                                         578,000                                       578,000
        Prepaid expenses and other current assets                     919,079                    0                  919,079
                                                                 ------------         ------------             ------------
                                                                   40,090,749              297,845               40,388,594
                                                                 ------------         ------------             ------------

Property and Equipment - continuing operations, net                 4,820,211                    0                4,820,211
                                                                 ------------         ------------             ------------
Property and Equipment - discontinued operations, net                 800,000             (800,000)   (2)                 0
                                                                 ------------         ------------             ------------
Other Assets:
        Goodwill, net                                                 495,381                                       495,381
        Notes receivable                                                                   444,396    (2)           444,396
        Deferred income taxes                                         307,000                                       307,000
        Due from stockholders                                         237,262                                       237,262
        Other assets                                                  590,531                    0                  590,531
                                                                 ------------         ------------             ------------
                                                                    1,630,174              444,396                2,074,570
                                                                 ------------         ------------             ------------
                                                                 $ 47,341,134         $    (57,759)            $ 47,283,375
                                                                 ============         ============             ============

        Liabilities and Stockholders' Equity
Current Liabilities
        Accounts payable, trade                                  $ 12,996,992                                  $ 12,996,992
        Revolving loan indebtedness                                20,219,948                                    20,219,948
        Subordinated debenture                                      4,460,625                                     4,460,625
        Long-term indebtedness, current portion                       697,220                                       697,220
        Accrued expenses and other current liabilities              3,526,887               74,418    (2)         3,601,305
        Net current liabilities of discontinued operations            117,877             (117,877)   (2)                 0
        Estimated loss on disposal of discontinued operation          860,161             (860,161)   (2)                 0
                                                                 ------------         ------------             ------------
                                                                   42,879,710             (903,620)              41,976,090
                                                                 ------------         ------------             ------------

Long-term Liabilities:
        Long-term indebtedness, non-current portion                   383,425                                       383,425
        Deferred income taxes                                         210,617                    0                  210,617
                                                                 ------------         ------------             ------------
                                                                      594,042                    0                  594,042
                                                                 ------------         ------------             ------------
Minority Interest in Subsidiary                                       100,000             (100,000)   (3)                 0
                                                                 ------------         ------------             ------------
Redeemable Preferred Stock                                          2,800,000           (2,800,000)   (4)                 0
                                                                 ------------         ------------             ------------
Stockholders' Equity:
        Preferred stock, Series A                                           0            2,800,000    (4)         2,800,000
        Common stock                                                   77,940                  500    (3)            78,440
        Additional paid-in capital                                  9,623,643               99,500    (3)         9,723,143
        Retained deficit                                           (7,786,912)             845,861    (2)       (6,941,051)
        Accumulated other comprehensive losses                       (947,289)                   0                (947,289)
                                                                 ------------         ------------             ------------
                                                                      967,382            3,745,861                4,713,243
                                                                 ------------         ------------             ------------
                                                                 $ 47,341,134         $    (57,759)            $ 47,283,375
                                                                 ============         ============             ============
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        The accompanying notes are an integral part of this Unaudited Proforma
Consolidated Balance Sheet.



NOTES TO UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET

1.      UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
        This unaudited proforma consolidated balance sheet was prepared to demonstrate the proforma effect of the sale of the Company's Hungarian gray iron foundry, UBP Csepel Iron Foundry Kft ("Csepel") (see Note 2), the completion of the exchange of eParts eXchange, Inc.("EPX") preferred stock for common stock (see Note 3) and the lapse of the "put" right (see Note 4) on the Consolidated Balance Sheet as of August 31, 2001. This proforma consolidated balance sheet is to demonstrate to the Nasdaq Stock Market, Inc. that the Company is in compliance with the minimum net tangible asset requirement and that the proforma events will increase the amount by which the Company's net tangible assets are in excess of the required amount.

        Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with accounting principles generally accepted in the United States are omitted. For additional disclosures, see Notes to Consolidated Financial Statements contained in the Universal Automotive Industries, Inc. (the "Company") Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 2001 and for the six months ended June 30, 2001.

2.      SALE OF UBP CSEPEL KFT
        As previously disclosed in Note 10 of the 2000 audited financial statements, the Company finalized its decision to discontinue its Hungarian operation in December 1999. As of December 31, 1999, the Company provided for estimated costs of disposition of $1,500,000 including estimated losses of the discontinued operation during the disposal period. The disposition was initially expected to occur by the end of 2000.

        The Company has entered into a letter of intent to sell its Hungarian gray iron foundry, UBP Csepel Iron Foundry Kft., for a total price of $992,241 which will be paid (a) $100,000 at closing (b) $263,793 (less the amount of any accounts receivable more than 90 days past due as of the date of the closing the collections on which will be paid directly to the Company) to be paid in four equal installments, the first of which will be paid 90 days after closing and the remaining three installments will be paid every four months following the initial installment and ( c) in the form of a Note Payable to the Company in the amount of $694,396 bearing interest at 9% per annum. Interest on the Note Payable will accrue only for the period from the closing through the 22nd month after closing and will be paid in four equal installments, the first of which will be paid 13 months after closing and the remaining three installments will be paid every third month following the initial installment. Principal payments will be paid in 36 equal monthly installments commencing on the 23rd month following closing through and including the 59th month following closing. The Note Payable will be secured by the real property of Csepel.

        The Company plans to record a market rate discount of approximately $250,000 in order to state the amount of the Note Payable at the net present value of the stream of payments discounted at a market rate of interest. The discount will be amortized to interest income as payments are received.

        Had the Company completed the sale as of August 31, 2001, the Company would have realized a gain of $845,861, net of a finders commission of $74,418.

3.      MINORITY INTEREST IN SUBSIDIARY
        The Company has entered into exchange agreements with the minority holders of the preferred stock of the Company's now inactive EPX subsidiary, exchanging its common stock for EPX preferred stock based upon a $2.00 per share value of the Company's common stock in exchange for the preferred stock valued at the original paid-in capital for the preferred stock. $350,000 in stock value was issued as of June 30, 2001. The remaining $100,000 was issued on September 30, 2001. The proforma adjustments include the impact of this transaction as if it had occurred on August 31, 2001.

4.      CAPITAL INVESTMENT
        On August 29, 2001, the Company closed a definitive agreement ("Agreement") with an affiliate of Wanxiang America Corporation and has issued 201,438 shares of Series A Preferred Stock, convertible into 2,014,380 shares of Common Stock, subject to standard weighted average antidilution protection, and representing approximately 21% of the Company's capital stock on a post-closing basis in exchange for $2,800,000 in cash.

        The Agreement contains a "put" right, enabling Wanxiang to effectively put back its shares for a return of its funds, and to terminate the various agreements covered by the Agreement, in the event the Company is unable to demonstrate within 90 days following closing that Nasdaq has confirmed that the Company has corrected its net tangible asset deficiency to Nadaq's satisfaction. The Company's proforma net tangible assets as of August 31, 2001, after giving effect to the sale of UBP Csepel KFT (Note 4), and the exchange of EPX preferred stock for equity (Note 5), and the capital investment by Wanxiang total approximately $4,217,862.

        While the Company believes that this will demonstrate net tangible assets substantially in excess of the minimum required amounts the Company cannot presently determine whether the above actions, without additional equity enhancement, will cure the net tangible assets deficiency to Nasdaq's satisfaction.

        Because of the "put" right, the Company has classified the cash proceeds in its financial statements as restricted cash and the preferred stock as redeemable. The proforma adjustments reflect the release of restricted cash and the reclassification of the redeemable preferred stock to stockholders' equity as if the "put" right lapsed as of August 31, 2001.